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                                                                    EXHIBIT 23.1

                              ACCOUNTANTS' CONSENT

The Board of Directors
Heritage Property Investment Trust, Inc.:

We consent to the use of our reports (1) on the consolidated financial statements and financial statement schedule of Heritage Property Investment Trust, Inc., dated February 22, 2001; (2) on the financial statements of Heritage Predecessor, dated January 4, 2000; and (3) on the consolidated financial statements of Bradley Real Estate, Inc., dated January 21, 2000, included herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP
Boston, Massachusetts
September 7, 2001